EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Vicon Industries: Joan Wolf     631-952-2288
BlissPR: John Bliss: 212-840-1661

VICON GRIEVES THE SUDDEN PASSING OF
DIRECTOR CLIFTON H.W. MALONEY

HAUPPAUGE, NY, September 29, 2009 - Vicon Industries, Inc. (VII NYSE-AMEX), a leading designer and producer of physical security information management systems, announces with great sorrow the sudden passing of Clifton H.W. Maloney, a Director of the Company since May 2004.  During his tenure on the Vicon Board of Directors, Mr. Maloney served on the Audit, Compensation and Nominating Committees.  “Clif was an active member of the Board whose advice and perspective on Board matters will be sorely missed.  He was not only a business colleague but a friend to many at Vicon”, said Ken Darby, Vicon Chairman and CEO.

Mr. Maloney, who was married to Rep. Carolyn Maloney (D-NY), died while mountain climbing in Tibet.  The story of Mr. Maloney’s sudden death has been widely covered by the national news media.

Vicon Industries, Inc. designs, manufactures, assembles and markets a wide range of physical security information management systems and system components used for security, surveillance, safety and communication purposes by a broad group of end users worldwide.

This news release contains forward-looking statements that involve risks and uncertainties.  Statements that are not historical facts, including statements about the adequacy of reserves, estimated costs, Company intentions, probabilities, beliefs, prospects and strategies and its expectations about expansion into new markets, growth in existing markets, enhanced operating margins or growth in its business, are forward-looking statements that involve risks and uncertainties.  Actual results and events may differ significantly from those discussed in the forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements.